UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2004

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23593	94-3221585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 961-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

VeriSign, Inc. (“VeriSign” or the “Company”) executives will be making presentations at several investor conferences during the week of September 6th. The Company plans to update investors on its overall strategy and current business trends. The executives will also provide updates on the Jamba! acquisition that closed in June 2004. The Jamba! business is performing significantly ahead of expectations at this point in the quarter based on information currently available. Excluding Jamba! and based on information currently available, the Company’s other businesses are performing in line with current guidance. Accordingly, the Company anticipates that it will post revenues in the 3rd quarter ahead of its current guidance.

Company executives will be appearing at the following investor conferences during the week:

Smith Barney Citigroup 2004 Technology Conference

Date: September 7, 2004

Location: New York, N.Y.

Time: 2:55 p.m.

Presenter: Stratton Sclavos, chairman and CEO

CSFB Global Software Conference

Date: September 8, 2004

Location: New York, N.Y.

Time: 11:00 a.m.

Presenter: Dana Evan, CFO

SG Cowen Fall Technology Conference

Date: September 9, 2004

Location: Boston, M.A.

Time: 2:00 p.m.

Presenter: Stratton Sclavos, chairman and CEO

These presentations will be accessible at www.verisign.com on the Investor Relations page at the times listed above. Archived copies of the presentations will also be available for approximately 30 days after the date of the presentation.

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements include statements relating to the future expected performance for Jamba! during the third quarter of 2004, and VeriSign’s outlook for such quarter. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty that current revenue trends for the 3rd quarter will be sustained through the end of the quarter; VeriSign’s limited operating history with Jamba!, which means that it is more difficult for VeriSign to predict future results for this business; the risk that the VeriSign and Jamba! businesses will not be integrated successfully and unanticipated costs of such integration; and the uncertainty of future revenue and profitability due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues, the effect of the loss of revenues due to VeriSign’s disposition of its Network Solutions domain name registrar business, and increased marketing and other expenses. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2003 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: September 7, 2004	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President,
General Counsel and Secretary